EXHIBIT 99.1

AxoGen, Inc. Appoints Angelo G. Scopelianos, Ph.D.
 as Vice President,  Research and Development

ALACHUA, FL – September  4, 2018 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for damage or discontinuity to peripheral nerves, today announced the appointment of Angelo G. Scopelianos, Ph.D., to the newly created position of Vice President,  Research and Development, effective immediately.  In this new role he will lead the company’s research and product development strategies, focused on developing next generation peripheral nerve repair products.

“We are excited to welcome Dr. Scopelianos to the team,” commented Karen Zaderej, chairman, CEO, and president of AxoGen.  “His innovative research and product development work spans medical devices, biomaterials, drug device combinations, and regenerative medicine. I am confident the depth and breadth of his experience will further enhance our R&D capabilities as we continue to create and develop our expanding platform for nerve repair.”

Prior to joining AxoGen, Dr. Scopelianos was an independent consultant specializing in medical devices. He began consulting after a 24-year career at Johnson & Johnson. As Senior Vice President of Research and Development he led a world class corporate team comprised of multidisciplinary scientists, engineers, and medical doctors responsible for developing a wide range of life-enhancing products and technologies across the company’s medical device, pharmaceutical, and consumer organizations. He joined Johnson & Johnson after research leadership positions at EI Dupont de Nemours in Wilmington, Delaware and Pennwalt Corporation.

Dr. Scopelianos received his doctorate degree in Organic Chemistry from Pennsylvania State University, following completion of a Bachelor of Science degree from the State University of New York – Oneonta.  He holds over 35 U.S. patents and numerous international patents and his awards include the Outstanding Science Alumni Award by Pennsylvania State University; the Scientific Leadership Award in Biomaterials Science awarded by a consortium of NJ research universities:  Rutgers University, Princeton University & NJ Institute of Technology;  the Johnson & Johnson Philip B. Hofmann Award for technical achievements in scientific research; and Honorary Doctor of Science Degree bestowed by the State University of New York.

“AxoGen represents a compelling opportunity to apply my passion for developing revolutionary products aimed at improving patient quality of life,” said Scopelianos. “I look forward to working with the AxoGen team to develop additional surgical solutions that address unmet needs in the repair of peripheral nerves.”

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or discontinuity to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal® Neurosensory & Motor Testing System and AxoTouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2018 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

AxoGen, Inc.

Kaila Krum, VP, Investor Relations and Corporate Development

kkrum@AxoGenInc.com

Solebury Trout

Brian Korb

646.378.2923

bkorb@troutgroup.com